Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Report on Form 20-F of our report dated November 9, 2023, relating to the financial statements of Carbon Revolution Limited. We also consent to the reference to us under the heading "Statement by Experts" in such Report.

/s/ Deloitte Touche Tohmatsu

Melbourne, Australia

November 9, 2023